EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G with respect to the equity securities of Lionheart Holdings is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended. The undersigned hereby further agree that this Joint Filing Agreement be included as an exhibit to such statement and any such amendment. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Dated: June 21, 2024

YA II PN, Ltd.

By:	/s/ Robert Munro
Robert Munro
Chief Compliance Officer

YA Global Investments II (U.S.), LP

By:	/s/ Robert Munro
Robert Munro
Chief Compliance Officer

Yorkville Advisors Global, LP

By: Yorkville Advisors Global, LLC
Its: General Partner

By:	/s/ Robert Munro
Robert Munro
Chief Compliance Officer

Yorkville Advisors Global II, LLC

By:	/s/ Robert Munro
Robert Munro
Chief Compliance Officer

YAII GP, LP

By: YAII GP II LLC
Its: General Partner

By:	/s/ Robert Munro
Robert Munro
Chief Compliance Officer

YAII GP II LLC

By:	/s/ Robert Munro
Robert Munro
Chief Compliance Officer

/s/ Mark Angelo
MARK ANGELO

SC-Sigma Global Partners, LP

By:	/s/ Robert Munro
Robert Munro
Chief Compliance Officer